EXHIBIT 4.11

HLSS SERVICER ADVANCE RECEIVABLES TRUST,
as Issuer,
DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary,
HLSS HOLDINGS, LLC,
as Administrator and as Servicer (on and after the MSR Transfer Date),
OCWEN LOAN SERVICING, LLC,
as a Subservicer and as Servicer (prior to the MSR Transfer Date),
and
BARCLAYS BANK PLC,
as Administrative Agent
__________
AMENDMENT NO. 3
dated as of May 5, 2015
to the
SERIES 2012-T2 AMENDED AND RESTATED INDENTURE SUPPLEMENT
dated as of August 8, 2013
to the
SIXTH AMENDED AND RESTATED INDENTURE,
dated as of January 17, 2014
__________
HLSS SERVICER ADVANCE RECEIVABLES TRUST
ADVANCE RECEIVABLES BACKED NOTES, SERIES 2012-T2

AMENDMENT NO. 3 TO SERIES 2012-T2
AMENDED AND RESTATED INDENTURE SUPPLEMENT
This Amendment No. 3 to Series 2012-T2 Amended and Restated Indenture Supplement, dated as of May 5, 2015 (this “Amendment”), is entered into by and among HLSS Servicer Advance Receivables Trust, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), Deutsche Bank National Trust Company, a national banking association, in its capacity as Indenture Trustee (in such capacity, the “Indenture Trustee”), Calculation Agent, Paying Agent and Securities Intermediary, HLSS Holdings, LLC, a Delaware limited liability company (“HLSS”), as Administrator (in such capacity, the “Administrator”) on behalf of the Issuer, as owner of the economics associated with the servicing under the Designated Servicing Agreements (as defined in the Indenture), and, from and after the MSR Transfer Date (as defined in the Indenture), as Servicer (in such capacity, the “Servicer”) under the Designated Servicing Agreements, Ocwen Loan Servicing, LLC (“OLS”), as a Subservicer, and as Servicer prior to the MSR Transfer Date (in such capacity, the “Servicer”), and Barclays Bank plc, as Administrative Agent. Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Indenture or the Indenture Supplement (each as defined below), as applicable;
WHEREAS, the parties hereto entered into that certain the Series 2012-T2 Amended and Restated Indenture Supplement, dated as of August 8, 2013 (as amended by Amendment No. 1, dated as of October 15, 2013, as further amended by Amendment No. 2, dated as of April 23, 2014, and as may be further, amended, restated, supplemented or otherwise modified from time to time, the “Indenture Supplement”) to that certain Sixth Amended and Restated Indenture, dated as of January 17, 2014 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Indenture”);
WHEREAS, Section 12(a) of the Indenture Supplement provides that, without the consent of the Holders of any Notes or any other Person but with the consent of the Issuer (evidenced by its execution of such amendment), the Indenture Trustee, the Administrator, the Servicer, the Subservicer (whose consent shall be required only to the extent that such amendment would materially affect the Subservicer) and the Administrative Agent, and with prior notice to the applicable Note Rating Agency, at any time and from time to time, upon delivery of an Issuer Tax Opinion and upon delivery by the Issuer to the Indenture Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have an Adverse Effect (a “No MAE Certification”), may amend the Indenture Supplement in order to take any action necessary to maintain the rating currently assigned by the applicable Note Rating Agency and/or to avoid any Class of Notes being placed on negative watch by such Note Rating Agency;
WHEREAS, Section 12.3 of the Indenture provides that the Issuer shall also deliver to the Indenture Trustee an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Indenture and that all conditions precedent thereto have been satisfied (the “Authorization Opinion”);
WHEREAS, S&P is currently reviewing the HLSS Servicer Advance Receivables Trust, Advance Receivables Backed Notes, Series 2012-T2 in connection with S&P’s new ratings criteria;

WHEREAS, the parties hereto desire to amend the Indenture Supplement as described below so as to maintain the ratings currently assigned for the HLSS Servicer Advance Receivables Trust, Advance Receivables Backed Notes, Series 2012-T2 by S&P; and
WHEREAS, this Amendment is not effective until the satisfaction of the terms and provisions of Section 12(a) of the Indenture Supplement and Section 12.3 of the Indenture;
NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1.    Amendment.
(b)    Section 2 of the Indenture Supplement is hereby amended by adding the following definitions in the appropriate alphabetical locations:
““Loan-Level Servicing Fee Advance Receivable” means a Servicing Fee Advance Receivable relating to a Servicing Fee Advance Designated Servicing Agreement identified on the Servicing Fee Advance Designated Servicing Agreement
Schedule the provisions of which do not contain a General Collections Backstop with respect to the related Servicing Fee Advances.

“No-Payment at Termination Servicing Fee Advance Receivable” means a Servicing Fee Advance Receivable relating to a Servicing Fee Advance Designated Servicing Agreement identified on the Servicing Fee Advance Designated Servicing Agreement Schedule the provisions of which do not require that all unpaid and accrued servicing fees owed to the Servicer be repaid on or prior to the date of any involuntary transfer of servicing or any servicer termination.

“Restricted Servicing Fee Advance Receivable” means any Loan-Level Servicing Fee Advance Receivable or any No- Payment at Termination Servicing Fee Advance Receivable.”
(c)    Section 2 of the Indenture Supplement is hereby amended by deleting the definition of “Advance Rates” (including the table) in its entirety and replacing it with the following definition (including the tables):
““Advance Rates”: means, for any date of determination with respect to each Receivable related to any Class of Series 2012-T2 Notes, the percentage amount based on the Advance Type of such Receivable, as set forth below under the table labeled “Initial Advance Rates”; provided, that in the event that the Weighted Average Advance Rate or the Weighted Average CV Adjusted Advance Rate for any Class of the Series 2012-T2 Notes would be lower if the “Advance Rates” were the percentage amounts as set forth below under the table labeled “Updated S&P Criteria Advance Rates” and not the percentage amounts as set forth below under the table labeled “Initial Advance Rates”, the Advance Rates shall mean the applicable percentage amount set forth below under the table labeled “Updated S&P Criteria Advance

Rates”; provided, further, that (i) in the event the Servicer’s (prior to any MSR Transfer Date) or the related Subservicer’s (on and after any MSR Transfer Date) sub-prime servicer rating by S&P is reduced below “Average,” the Advance Rates applicable to the Receivables related to such Class of Notes shall be equal to the Advance Rates prior to such ratings reduction minus 5.00%; (ii) the Advance Rates applicable to the Receivables related to any Class of Notes shall each be reduced by the Advance Rate Reduction Factor for such Class of Notes when the related Weighted Average Foreclosure Timeline exceeds fifteen (15) months and (iii) the Advance Rate for any Receivable related to any Class of Notes shall be zero if such Receivable is not a Facility Eligible Receivable. Solely for purpose of determining the Weighted Average Advance Rate or the Weighted Average CV Adjusted Advance Rate for any Class of Notes based on the Updated S&P Criteria Advance Rates, a Receivable shall not be deemed to fail to satisfy the requirements of the definition of Facility Eligible Receivable because such Receivable is a Restricted Servicing Fee Advance Receivable to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balance outstanding for all other Restricted Servicing Fee Advance Receivables with respect to all Designated Servicing Agreements, does not cause the total Receivable Balance for all Restricted Servicing Fee Advance Receivables to exceed 3.25% of the total Receivable Balance of all Receivables included in the Trust Estate.”

Initial Advance Rates
Advance Type / Class of Notes	Class A-T2 Term Notes	Class B-T2 Term Notes	Class C-T2 Term Notes	Class D-T-2 Term Notes
P&I Advances (other than Servicing Fee Advances) in Non-Judicial States	90.50%	92.00%	93.50%	94.25%
P&I Advances (other than Servicing Fee Advances) in Judicial States	80.25%	86.75%	89.50%	92.25%
Servicing Fee Advances in Non-Judicial States	80.25%	86.00%	88.75%	91.50%
Servicing Fee Advances in Judicial States	45.25%	64.75%	74.50%	84.00%
Escrow Advances in Non-Judicial States	89.50%	91.00%	92.50%	93.25%
Escrow Advances in Judicial States	69.50%	79.50%	84.00%	88.50%
Corporate Advances in Non-Judicial States	85.75%	88.75%	91.00%	93.00%
Corporate Advances in Judicial States	74.25%	81.50%	85.75%	89.50%

Updated S&P Criteria Advance Rates
Advance Type / Class of Notes	Class A-T2 Term Notes	Class B-T2 Term Notes	Class C-T2 Term Notes	Class D-T-2 Term Notes
P&I Advances (other than Servicing Fee Advances) in Non-Judicial States	87.50%	89.25%	90.75%	93.25%
P&I Advances (other than Servicing Fee Advances) in Judicial States	83.75%	85.75%	87.50%	91.75%
Servicing Fee Advances in Non-Judicial States	87.50%	89.00%	90.00%	93.00%
Servicing Fee Advances in Judicial States	83.50%	85.50%	87.00%	91.25%
Escrow Advances in Non-Judicial States	87.50%	89.00%	90.00%	93.00%
Escrow Advances in Judicial States	83.50%	85.50%	87.00%	91.25%
Corporate Advances in Non-Judicial States	87.50%	89.00%	90.00%	93.00%
Corporate Advances in Judicial States	83.50%	85.50%	87.00%	91.25%

(b)    Section 9(a) of the Indenture Supplement is hereby amended by adding the following as clause (xv) thereto:
“(xv)    for each Class of Series 2012-T2 Notes, as set forth in the definition of “Advance Rates”, whether the Weighted Average Advance Rate and Weighted Average CV Adjusted Advance Rate would be lower if the “Advance Rates” were the percentage amounts set forth under the table labeled “Updated S&P Criteria Advance Rates” than if the “Advance Rates” were the percentage amounts set forth under the table labeled “Initial Advance Rates”.”
Section 2.    Conditions to Effectiveness of this Amendment.
(b)    This Amendment shall become effective upon the latest to occur of the following (the “Effective Date”):
(i)    the execution and delivery of this Amendment by all parties hereto;
(ii)    prior notice to the Note Rating Agency;
(iii)    the delivery of the No MAE Certification;
(iv)    the delivery of the Issuer Tax Opinion; and
(v)    the delivery of the Authorization Opinion.
(b)    Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Indenture Supplement and the Indenture shall remain in full force and effect and all such provisions shall apply equally to the terms and conditions set forth herein. This Amendment shall be effective as of the Effective Date upon the satisfaction of the conditions precedent set forth in Section 2(a) hereof and shall not be effective for any period prior to the Effective Date. After this Amendment becomes effective, all references in the Indenture Supplement or the Indenture to “this Indenture Supplement,” “this Indenture,” “hereof,” “herein” or words of similar effect referring to such Indenture Supplement and Indenture shall be deemed to be references to the Indenture Supplement or the Indenture, as applicable, as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Indenture Supplement or the Indenture other than as set forth herein.
Section 3.    Representations and Warranties. OLS hereby represents and warrants that the execution and effectiveness of this Amendment shall not materially affect it, in its capacity as the Subservicer under any of the Designated Servicing Agreements or any of the Transaction Documents.
Section 4.    Expenses. The Receivables Seller hereby agrees that in addition to any costs otherwise required to be paid pursuant to the Transaction Documents, the Receivables Seller shall be responsible for the payments of the reasonable and documented legal fees and out-of-pocket expenses of legal counsel to the Administrative Agent, the Noteholders, the Owner Trustee and the Indenture Trustee incurred in connection with the consummation of this Amendment and all other documents executed or delivered in connection therewith.
Section 5.    Representations; Ratifications Covenants:
(b)    In order to induce the Administrative Agent to execute and deliver this Amendment, each of the Issuer, HLSS and, each for itself and for no other party, OLS and Servicer hereby represent and warrant to the Noteholders and the Administrative Agent that as of the date hereof it is in full compliance with all of the terms and conditions of the Indenture and the other Transaction Documents and no Default or Event of Default has occurred and is continuing under the Indenture or any other Transaction Documents.
(b)    The parties hereto ratify all terms of the existing Indenture other than those amended hereby, and ratify those provisions as amended hereby.
Section 6.    Entire Agreement. The Indenture and the Indenture Supplement, as amended by this Amendment, constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.
Section 7.    Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.
Section 8.    Section Headings. The various headings and sub-headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Indenture or any provision hereof or thereof.
Section 9.    GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF

LAW PROVISIONS THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
Section 10.    Recitals. The statements contained in the recitals to this Amendment shall be taken as the statements of the Issuer, and the Indenture Trustee (in each capacity) assumes no responsibility for their correctness. The Indenture Trustee makes no representation as to the validity or sufficiency of this Amendment (except as may be made with respect to the validity of its own obligations hereunder). In entering into this Amendment, the Indenture Trustee shall be entitled to the benefit of every provision of the Indenture and the Indenture Supplement relating to the conduct of or affecting the liability of or affording protection to the Indenture Trustee.
Section 11.    Owner Trustee Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment.
Section 12.    Counterparts. This Amendment may be executed in one or more counterparts and by the different parties hereto on separate counterparts, including without limitation counterparts transmitted by facsimile, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.
HLSS SERVICER ADVANCE RECEIVABLES TRUST, as Issuer
By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:	Name: Title:

Amendment No.3 to 2012-T2 A&R Indenture Supplement

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary and not in its individual capacity

By:	Name: Title:

By:	Name: Title:

Amendment No.3 to 2012-T2 A&R Indenture Supplement

HLSS HOLDINGS, LLC, as Administrator and as Servicer (on and after the MSR Transfer Date)

By:	Name: Title:

Amendment No.3 to 2012-T2 A&R Indenture Supplement

OCWEN LOAN SERVICING, LLC, as a Subservicer and as Servicer (prior to the MSR Transfer Date)

By:	Name: Title:

Amendment No.3 to 2012-T2 A&R Indenture Supplement

BARCLAYS BANK PLC,
as Administrative Agent

By:	Name: Title:

Amendment No.3 to 2012-T2 A&R Indenture Supplement